As filed with the Securities and Exchange Commission on December 23, 2009

Registration No. 333-162916

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––
Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
––––––––––––––––

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

87-0395695
(I.R.S. Employer Identification No.)

     5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(86) 459-8972870
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     Jinglin Shi
CEO and President
     5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(86) 459-8972870
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:
Louis A. Bevilacqua, Esq.
Joseph R. Tiano, Esq.
Thomas M. Shoesmith, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
(202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

––––––––––––––––

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
Title of each class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
securities to be registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, par value $0.001 par share (3)	4,034,180	$3.32	$13,393,477.60	$748
Common Stock, par value $0.001 par share (4)	1,250,619	$3.32	$4,152,055.08	$232
Total	5,284,799	$3.32	$17,545,532.68	$980 (5)

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on The NYSE Amex Market on November 3, 2009.

(3)

Represents shares of the registrant’s common stock that are currently issuable upon conversion of the registrant’s Series A Convertible Preferred Stock, $0.001 par value, held by the selling stockholders named in this registration statement.

(4)	Represents shares of the registrant’s common stock issuable upon the exercise of warrants held by the selling stockholders named in this registration statement.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 23, 2009

PRELIMINARY PROSPECTUS

CHINA NUTRIFRUIT GROUP LIMITED

5,284,799 Shares of Common Stock

This prospectus relates to the resale of an aggregate of up to 5,284,799 shares of the common stock of China Nutrifruit Group Limited that may be sold from time to time by the selling stockholders named in this prospectus. The shares of common stock being offered by the selling stockholders consist of (i) 4,034,180 shares issuable upon the conversion of Series A Convertible Preferred Stock and (ii) 1,250,619 shares issuable upon the exercise of certain common stock purchase warrants.

Our filing of this registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling stockholders to register for resale the shares issuable to them upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants issued to them. We do not know if any of these shares of common stock will ultimately be issued or whether any of them will be sold pursuant to this prospectus or otherwise. We will not receive any proceeds from the sale of any shares of our common stock offered by this prospectus.

The shares of our common stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the NYSE Amex Market. The timing and amount of any sale are within the sole discretion of the selling stockholder, subject to certain restrictions. See “Plan of Distribution.”

Our common stock is listed on the NYSE Amex Market under the symbol “CNGL.” On December 21, 2009, the closing sale price of our common stock as reported on the NYSE Amex Market was $3.20.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about risk factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated              , 2009

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	1
USE OF TERMS	1
OUR COMPANY	1
THE OFFERING	2
FORWARD-LOOKING STATEMENTS	2
RISK FACTORS	2
USE OF PROCEEDS	3
DIVIDEND POLICY	3
SELLING STOCKHOLDERS	3
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, free writing prospectus or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer shares of our common stock issued upon conversion of Series A Convertible Preferred Stock and exercise of warrants owned by them. See “Where You Can Find Additional Information” for more information.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to "China Nutrifruit," "we," "us," "our," "our Company," or "the Company" are to China Nutrifruit Group Limited, a Nevada corporation, and its consolidated subsidiaries. The terms "China Nutrifruit," "we," "us," "our," "our Company," or "the Company" in each case do not include the selling stockholders. All references in this prospectus to "Series A Preferred Stock" are to our newly-designated Series A Convertible Preferred Stock, par value $0.001 per share.

OUR COMPANY

We are a holding company and conduct all our operations through our indirect, wholly owned subsidiary Daqing Longheda Food Company Limited, a leading producer of premium specialty fruit based products in China. We develop, process, market and distribute a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berries, crab apple, blueberries and raspberries. Our primary product offering includes fruit concentrate, nectar, glazed fruits, beverage as well as fresh fruits. We have been producing our premium specialty fruit based products since 2004 and believe that we are the largest golden berry processor in China.

We sell our products through an extensive nationwide sales and distribution network covering 19 provinces and 43 cities in China. As of June 30, 2009, this network was comprised of 70 distributors. Our processed fruit products are mainly sold to food producers for further processing into fruit juice and other fruit or food related foods, and our fresh fruits are mainly sold to fruit supermarkets. Our customers are based primarily in China and include Beijing Huapeng Food Co. Ltd., Beijing Taihuaxing Food Co. Ltd., Shanxi Desheng Trading Co. Ltd., Haerbin Shengjinlai Economic and Technology Development Co. Ltd. and Tianjin Aokai Chemical Trading Co. Ltd.

We were originally incorporated in the state of Utah in 1983, but changed our state of incorporation to Nevada on April 16, 1999. On August 14, 2008, we acquired Fezdale Investments Limited, a British Virgin Islands company, in a reverse acquisition transaction. From and after the reverse acquisition, our business became the business of our indirect, wholly owned subsidiary Daqing Longheda Food Company Limited.

Our corporate headquarters is located at 5th Floor, Chuangye Building, Chuangye Plaza, Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone, Daqing, Heilongjiang, People’s Republic of China 163316. Our telephone number is (86) 459-8972870. We maintain a website at www.chinanutrifruit.com that contains information about our Company, but that information is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	5,284,799 shares (consisting of 1,250,619 shares underlying warrants which have not yet been exercised and 4,034,180 shares issuable upon conversion of our Series A Preferred Stock)

Use of proceeds	All of the proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock covered by this prospectus. See “Use of Proceeds.”

The NYSE Amex Market	Our common stock is quoted on the NYSE Amex Market under the symbol “CNGL.”

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the important factors set forth below and in the documents incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended March 31, 2009 and our subsequent SEC filings, before investing in our common stock. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. We will not receive any proceeds from the sale of shares sold in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 5,284,799 shares of our common stock that were issued or are issuable to selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

Private Placement

On October 8, 2009, we completed a private placement in which we sold to certain investors 403,418 units for a purchase price of $13,309,000, or $33.00 per unit, pursuant to a securities purchase agreement dated September 30, 2009. Each unit consists of one share of our Series A Preferred Stock and one warrant to purchase 2.5 shares of our common stock. Our Series A Preferred Stock is convertible into ten shares of our common stock (subject to customary adjustments). The warrants are immediately exercisable at a per share price of $3.30 (subject to customary adjustments) and have a term of four years. In connection with this private placement, we issued 403,418 shares of our Series A Preferred Stock, initially convertible into 4,034,180 shares of our common stock, and warrants to purchase an aggregate of 1,008,567 shares of our common stock. The foregoing issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

WLT Brothers Capital, Inc. and Euro Pacific Capital, Inc. served as placements in connection with this private placement and as partial compensation for their services, we issued to certain of their designees warrants to purchase an aggregate of 242,052 shares of our common stock, representing 6% of the aggregate number of shares of common stock issuable upon conversion of the Series A Preferred Stock. The foregoing issuance was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Selling Stockholders

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Each of the selling stockholders, or their respective transferees, donees or their successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of December 21, 2009 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 36,125,754 shares of common stock outstanding as of December 21, 2009.

Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, unless otherwise indicated below, the selling stockholders named in the following table (i) purchased the securities covered by this Prospectus in the ordinary course of business, (ii) at the time of the purchase of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities: and (iii) are not  registered broker-dealers or affiliates of registered broker-dealers.

Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement or post-effective amendment as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
Bruce Walker Ravenel III (2)	75,763	75,763	0	*
Bruce Wapen (3)	28,413	28,413	0	*
Donald Shoff (4)	28,413	28,413	0	*
John Michael Cheezem (5)	37,888	37,888	0	*
Mary Neiberg (6)	37,888	37,888	0	*
Steven Duane Chism & Lynne Chism Jt Ten (7)	18,950	18,950	0	*
Jesse D. Smith & Melanie M. Smith Ten Com (8)	18,950	18,950	0	*
Pom Investments LLC (9)	37,888	37,888	0	*
Integrity Funds LP (10)	18,950	18,950	0	*
JMC Family Investments, Ltd. (11)	37,888	37,888	0	*
Living Trust UAD 04/24/2001 Robert K. Heimann TTEE FBO Robert K. Heimann (12)	18,950	18,950	0	*
The Arthur & Janet Eklund 1998 Inter Vivos Trust Dec. Arthur R. Eklund & Janet L. Eklund TTEES (13)	18,950	18,950	0	*
Rod Mcintyre Trust UAD 5/1/01 Rod Mcintyre TTEE (14)	18,950	18,950	0	*
Anthony James Johnson (15)	18,950	18,950	0	*
Paul P. Ulrich & Deborah A. Dean Jt Ten (16)	18,950	18,950	0	*
Carlos Alfonso Merino Revocable Living Trust UAD 12/04/1996 Carlos A. Merino TTEE (17)	37,888	37,888	0	*
The Allstates Drywall Inc EE Savings Trust Mark Dugger TTEE Attn Mark Dugger (18)	37,888	37,888	0	*
Corey Shannon McNamee (19)	18,950	18,950	0	*
Thomas W. Morris (20)	18,950	18,950	0	*
Henry Louis Schairer Jr. (21)	18,950	18,950	0	*
Edmund Schweitzer (22)	18,950	18,950	0	*
Ronald Bovasso & Linda Bovasso Jt Ten (23)	18,950	18,950	0	*
Van J. Clark & Dessie Clark Jt Ten (24)	18,950	18,950	0	*
IRA FBO Jonathan N. Edwards Pershing LLC as Custodian (25)	18,950	18,950	0	*
M Carl Rice & Ellen Hyde Rice Comm Prop (26)	56,825	56,825	0	*
Alma D. Arthur Survivors Trust UAD 10/18/1990 Alma D. Arthur TTEE (27)	37,888	37,888	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
James V. Bacon Trust UAD 09/14/1995 James Bacon TTEE (28)	113,638	113,638	0	*
Timothy R. Crane Trust UAD 12/06/2004 Timothy Crane TTEE (29)	56,825	56,825	0	*
Dipaolo Worthington Family Trust DTD 1/31/2008 UAD 01/31/08 Paul Dipaolo & Nancy L Worthington TTEES (30)	18,950	18,950	0	*
Goodwin Living Trust UAD 03/27/08 Buford Charles Goodwin Jr. & Danalyn S Goodwin TTEES (31)	18,950	18,950	0	*
Ingram Living Trust UAD11/02/2005 Thomas L Ingram & Carissa Ingram TTEES (32)	18,950	18,950	0	*
Petersen Family Trust Dated UAD 11/14/2008 Eric Petersen & Mechel S Petersen TTEES (33)	18,950	18,950	0	*
Revocable Trust of Barbara J. Peterson UAD 02/04/2000 Barbara J Peterson TTEE (34)	18,950	18,950	0	*
Eva M. Salas UAD 11/06/2003 Eva M. Salas TTEE (35)	18,950	18,950	0	*
Ajay Kalra (36)	30,313	30,313	0	*
Robert Vecchione (37)	26,525	26,525	0	*
John A. Rupp Trust UAD 03/09/2007 John A. Rupp TTEE AMD 03/09/2007 (38)	26,525	26,525	0	*
Lynn Rollins Stull Trust UAD 08/01/2008 Lynn Rollins Stull TTEE (39)	18,950	18,950	0	*
John E. Erskine Jr. Living Trust UAD 05/14/2009 John E. Erskine Jr. TTEE (40)	18,950	18,950	0	*
Karges Revocable Intervivos Trust UAD 04/29/1985 William A Karges Jr. TTEE (41)	18,950	18,950	0	*
John D. Smead (42)	37,888	37,888	0	*
David W. Larson & Jennifer L. Larson Jt Ten (43)	37,888	37,888	0	*
Robert C. Sayson & Alice K. Sayson Jt Ten (44)	37,888	37,888	0	*
Richard Griff & Jackie Griff Jt Ten (45)	75,763	75,763	0	*
Ronald A. Griff & Marilyn Jane Griff Jt Ten (46)	18,950	18,950	0	*
O'Connor Investments, LP (47)	18,950	18,950	0	*
Scott & Lori Langmack Family Trust UAD 06/22/2002 Scott F. Langmack & Lori Langmack TTEES (48)	37,888	37,888	0	*
Dennis & Mary Trine Family Trust UAD 09/20/2006 Dennis Trine & Mary Trine TTEES (49)	37,888	37,888	0	*
William Peckovich Trust UAD 04/11/02 William N. Peckovich TTEE FBO S A Carlson Et Al (50)	37,888	37,888	0	*
Mark E. Smead Revocable Living Trust UAD 11/17/1995 Marke Edward Smead TTEE (51)	37,888	37,888	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
Terrence & Trudy Rose 1979 Living Trust UAD 05/14/1979 T J Rose & T A Rose TTEES (52)	18,950	18,950	0	*
Gose Investments LLC (53)	18,950	18,950	0	*
F. Brent May, D.M.D., M.S.D. PC PS Plan Francis Brent May TTEE (54)	18,950	18,950	0	*
Brunzlick Medical Services Inc. Larry Brunzlick TTEE (55)	18,950	18,950	0	*
H Kathuria Investments II Pension Plan & Trust Hemant Kathuria TTEE (56)	18,950	18,950	0	*
Michael Louris (57)	18,950	18,950	0	*
Timothy M. Weaver (58)	75,763	75,763	0	*
Akshay Kapur (59)	18,950	18,950	0	*
James Lutter (60)	34,100	34,100	0	*
William C. Schoelen (61)	37,888	37,888	0	*
Andres Keichian (62)	26,525	26,525	0	*
Jonathan Pawelko & Marisa Pawelko Jt Ten (63)	18,950	18,950	0	*
George Pellettieri & Precy Pellettieri Jt Ten (64)	18,950	18,950	0	*
James A. Sheahan & Melody K. Sheahan Jt Ten (65)	18,950	18,950	0	*
KK Swogger Asset Management, L.P. (66)	37,888	37,888	0	*
Ten Brink Trust UAD 10/02/1986 William Ten Brink TTEE (67)	34,100	34,100	0	*
Revocable Trust UAD 03/31/2004 Robert Foss & Margaret Foss TTEES (68)	18,950	18,950	0	*
Kenneth H & Maureen K Nass Charitable Remainder Trust UAD 6/7/2005 Kenneth Henry Nass & Maureen K Nass TTEES (69)	37,888	37,888	0	*
The Maryann Migas Revocable Trust UAD 10/10/2005 Maryann Migas TTEE (70)	18,950	18,950	0	*
The Anita Berwind Welch Revocable Trust UAD 12/05/2005 Anita Welch TTEE (71)	34,100	34,100	0	*
Kaoru Matsunaga Trust UAD 05/17/2005 Benson Araki TTEE (72)	56,825	56,825	0	*
William Henry Meurer 1997 Trust UAD 08/05/1997 Bill Meurer TTEE (73)	22,738	22,738	0	*
Scott R. Lennes Revocable Trust UAD 06/07/2005 Scott R Lennes TTEE (74)	37,888	37,888	0	*
The Alexander Galuz & Yana Galuz Jt Living TST UAD 08/24/05 Alexander Galuz & Yana Galuz TTEES (75)	18,950	18,950	0	*
The Westcott Family Trust UAD 8/15/1990 Donald E. Westcott TTEE (76)	18,950	18,950	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
Barbara Gallunseidel Residual Trust UAD 02/09/1960 Barbara Seidel TTEE (77)	18,950	18,950	0	*
Christianna Seidel Separate Property Trust UAD 11/05/1999 Christianna Seidel TTEE (78)	18,950	18,950	0	*
Valerie Anne Hillesheim & Thomas Alfred Hillsheim Jt Ten (79)	18,950	18,950	0	*
F J Pollok Jr (80)	37,888	37,888	0	*
The Masunas Family Trust UAD 08/20/2003 Annalisa Moore Masunas TTEE (81)	11,375	11,375	0	*
HCR Investments, Inc. (82)	75,763	75,763	0	*
James Buckner (83)	113,638	113,638	0	*
Carolyn L. Bailey (84)	18,950	18,950	0	*
David Arita TOD DTD 05/10/2009 (85)	18,950	18,950	0	*
Roger T. Daun & Lily Daun Revocable Living Trust UAD 06/29/1995 Roger Daun & Lily Daun TTEES FBO Laurence Daun (86)	18,950	18,950	0	*
Quincy Murphy Inc. (87)	73,859	37,888	35,971	*
Stephen Kenneth Kershner (88)	18,950	18,950	0	*
James A Peterson (89)	37,888	37,888	0	*
Patrick Kirk & Gloria Kirk Jtwros (90)	36,935	18,950	17,985	*
Norman S Kramer & Linda L Kramer Jt Ten (91)	56,825	56,825	0	*
Russell Parker & Sue Parker Jtwros (92)	18,950	18,950	0	*
James Foreman & Angelia Foreman Jt Ten (93)	18,950	18,950	0	*
David M Anthopoulos & Karen B Shapiro Jt Ten (94)	18,950	18,950	0	*
The Meister Non-Exempt Marital Trust UAD 11/17/1983 Barbara S Meister TTEE (95)	149,609	113,638	35,971	*
The North Mid-Valley Family Trust A UAD 11/22/1991 Valene McIntyre Posey TTEE (96)	37,888	37,888	0	*
The North Mid-Valley Family Trust B UAD 11/22/1991 Valene McIntyre Posey TTEE (97)	37,888	37,888	0	*
The Edward Charles Mohr Trust UAD 12/21/1994 Edward Charles Mohr TTEE (98)	18,950	18,950	0	*
The Ray-Etta L. Morrell Trust UAD 11/24/1986 Ray- Etta L. Morrell TTEE (99)	18,950	18,950	0	*
Peter D. Schiff (100)	92,350	92,350	0	*
Middlesex Ortho Surgeons 401K FBO Lawrence Berson L Berson & J Bash & B Moeckel & S J O'Donnel TTEES (101)	26,525	26,525	0	*
Bradley Anesthesiology PC Profit Sharing Plan & Trust William L Bradley TTEE (102)	75,763	75,763	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
IRA FBO Thomas A. Ladner Pershing LLC as Custodian (103)	18,950	18,950	0	*
IRA FBO Joseph McCarthy Pershing LLC as Custodian (104)	18,950	18,950	0	*
IRA FBO Paul Harper Zink Pershing LLC as Custodian (105)	18,950	18,950	0	*
IRA FBO Bert Brooks Carder Pershing LLC as Custodian (106)	18,950	18,950	0	*
SEP FBO Melinda G. Elkin Pershing LLC as Custodian (107)	18,950	18,950	0	*
IRA FBO Paul H. Freiberg Pershing LLC as Custodian (108)	18,950	18,950	0	*
James C. Brown TOD DTD 03/05/2009 (109)	18,950	18,950	0	*
IRA FBO Diane Spolum Pershing LLC as Custodian (110)	71,975	71,975	0	*
SEP FBO Donald Fagen Pershing LLC as Custodian (111)	94,700	94,700	0	*
IRA FBO Bert Huntsinger Pershing LLC as Custodian (112)	37,888	37,888	0	*
IRA FBO Joseph Howton Pershing LLC as Custodian (113)	18,950	18,950	0	*
IRA FBO Ralph Dale Edson Pershing LLC as Custodian (114)	37,888	37,888	0	*
IRA FBO Richard W. Ruess Pershing LLC as Custodian (115)	18,950	18,950	0	*
IRA FBO James A. Tamborello Pershing LLC as Custodian (116)	37,888	37,888	0	*
IRA FBO Jeffrey P. Baker Pershing LLC as Custodian (117)	18,950	18,950	0	*
Proud Foundation (118)	18,950	18,950	0	*
Oleksandr Tumko & Oksana Tumko Jt Ten (119)	18,950	18,950	0	*
Jim Pugh & Nancy M. Pugh Jt Ten (120)	18,950	18,950	0	*
Jim Robert Pugh (121)	30,313	30,313	0	*
The Hong Family Trust UAD 02/26/2008 Jongmin Hong & Soojung Noh TTEES (122)	41,675	41,675	0	*
Mehran M. Taslimi (123)	56,825	56,825	0	*
Taslimi Construction Co. Inc. (124)	94,700	94,700	0	*
Jon Murray Karkow (125)	18,950	18,950	0	*
Henry R. Wimmersberger Family Partners, Ltd. (126)	26,525	26,525	0	*
John William Catalfio (127)	18,950	18,950	0	*
Richard Glaser MDDBPP And Trust Richard Glaser TTEE (128)	18,950	18,950	0	*
Carolyn R. Long (129)	18,950	18,950	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
Walter Friesen (130)	41,675	41,675	0	*
Tina C. Peterson & Hendrikus M Schraven Jt Ten (131)	37,888	37,888	0	*
Bruce A. Franklin Family Trust UAD 11/16/2000 Bruce Franklin TTEE (132)	18,950	18,950	0	*
Brad K Carr & Roxane Carr Jt Ten (133)	37,888	37,888	0	*
Thomas Tan (134)	3,800	3,800	0	*
Paul Fosse (135)	18,950	18,950	0	*
Layne Yoshida (136)	18,950	18,950	0	*
IRA FBO Abby Margalith Pershing LLC as Custodian (137)	18,950	18,950	0	*
Joseph A & Pamela M Panella Living Trust 1 UAD 05/11/2004 Joseph A. Panella & Pamela M. Panella TTEES (138)	47,726	18,950	28,776	*
IRA FBO Anthony Ettaro Pershing LLC as Custodian (139)	7,588	7,588	0	*
IRA FBO Helen Erskine Pershing LLC as Custodian (140)	18,950	18,950	0	*
Carol IMBT Cooper (141)	37,888	37,888	0	*
The Eaton Family UAD 05/18/2004 William Eaton & Renee Eaton TTEES (142)	18,950	18,950	0	*
Paul Ehrman & Michelle Ehrman Jt Ten (143)	18,950	18,950	0	*
Gramercy 87 LLC (144)	18,950	18,950	0	*
James W. Bridges & Darlene R. Bridges Community Property (145)	18,950	18,950	0	*
Richard Potapchuk (146)	202,613	94,700	107,913	*
IRA FBO William F. Baker Pershing LLC as Custodian (147)	18,950	18,950	0	*
Barr Family Trust UAD 08/01/2001 Jacob Pavel Barr & Shawna Lee Barr TTEES (148)	18,950	18,950	0	*
Shidan Taslimi (149)	56,825	56,825	0	*
IRA FBO Mark Smith Pershing LLC as Custodian (150)	18,950	18,950	0	*
Gene F. Boyd Revocable Living Trust (151)	9,475	9,475	0	*
Allan Lichtenberg (152)	18,950	18,950	0	*
The USX China Fund (153)	215,000	125,000	90,000	*
Gerald W. Bolfing (154)	54,921	18,950	35,971	*
Gerard M. Pascale (155)	18,950	18,950	0	*
Alder Capital Partners I, L.P. (156)	225,000	225,000	0	*
Steve Smith (157)	18,950	18,950	0	*
WLT Brothers Holding (158)	24,205	24,205	0	*
James H. Groh (159)	108,923	108,923	0	*

	Beneficial	Shares of	Beneficial	Percentage of
	Ownership	Common	Ownership	Common Stock
	Before the	Stock Included	After the	Owned After
Name	Offering	in Prospectus	Offering (1)	Offering (1)
William G. McBean (160)	54,462	54,462	0	*
Peter D. Schiff (161)	54,462	54,462	0	*
*Less than 1%

(1) Assuming that all securities offered are sold.

(2) Includes 60,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 15,153 shares underlying a warrant to purchase shares of our common stock.

(3) Includes 22,730 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,683 shares underlying a warrant to purchase shares of our common stock.

(4) Includes 22,730 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,683 shares underlying a warrant to purchase shares of our common stock.

(5) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(6) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(7) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(8) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(9) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock. David and Ann Struve have voting and investment control over the securities held by Pom Investments LLC.

(10) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Robert C. Dahlander is the Manager of Methodical Management LLC, the General Partner of Integrity Funds LP, and has voting and investment control over the securities held by Integrity Funds LP.

(11) Includes 30,130 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock. John Michael Cheezem is the General Partner of JMC Family Investments, Ltd. and has voting and investment control over the securities held by it.

(12) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(13) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(14) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(15) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(16) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(17) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(18) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(19) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(20) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(21) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(22) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(23) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(24) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(25) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(26) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(27) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(28) Includes 90,910 shares of common stock issuable upon conversion of our Series A Preferred Stock and 22,728 shares underlying a warrant to purchase shares of our common stock.

(29) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(30) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(31) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(32) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(33) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(34) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(35) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(36) Includes 24,250 shares of common stock issuable upon conversion of our Series A Preferred Stock and 6,063 shares underlying a warrant to purchase shares of our common stock.

(37) Includes 21,220 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,305 shares underlying a warrant to purchase shares of our common stock.

(38) Includes 21,220 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,305 shares underlying a warrant to purchase shares of our common stock.

(39) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(40) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(41) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(42) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(43) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(44) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(45) Includes 60,610 shares of common stock issuable upon conversion of our Series A Preferred Stock and 15,153 shares underlying a warrant to purchase shares of our common stock.

(46) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(47) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Barbara O’Connor and Tim O’Connor are the General Partners of O’Connor Investments, LP and have voting and investment control over the securities held by it.

(48) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(49) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(50) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(51) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(52) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(53) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Steven Gose is the sole member of Gose Investments LLC and has voting and investment control over the securities held by it.

(54) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(55) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(56) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Hemant Kathuria is an investment consultant at Euro Pacific Capital, Inc., a registered broker-dealer.

(57) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(58) Includes 60,610 shares of common stock issuable upon conversion of our Series A Preferred Stock and 15,153 shares underlying a warrant to purchase shares of our common stock.

(59) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(60) Includes 27,280 shares of common stock issuable upon conversion of our Series A Preferred Stock and 6,820 shares underlying a warrant to purchase shares of our common stock.

(61) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(62) Includes 21,220 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,305 shares underlying a warrant to purchase shares of our common stock.

(63) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(64) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(65) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(66) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock. Kurt Swogger and Katheryn Swogger are the General Partners of KK Swogger Asset Management, L.P. and have voting and investment control over the securities held by it.

(67) Includes 27,280 shares of common stock issuable upon conversion of our Series A Preferred Stock and 6,820 shares underlying a warrant to purchase shares of our common stock.

(68) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(69) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(70) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(71) Includes 27,280 shares of common stock issuable upon conversion of our Series A Preferred Stock and 6,820 shares underlying a warrant to purchase shares of our common stock.

(72) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(73) Includes 18,190shares of common stock issuable upon conversion of our Series A Preferred Stock and 4,548 shares underlying a warrant to purchase shares of our common stock.

(74) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(75) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(76) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(77) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(78) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(79) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(80) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(81) Includes 9,100 shares of common stock issuable upon conversion of our Series A Preferred Stock and 2,275 shares underlying a warrant to purchase shares of our common stock.

(82) Includes 60,610 shares of common stock issuable upon conversion of our Series A Preferred Stock and 15,153 shares underlying a warrant to purchase shares of our common stock. Charles Indyg is the President of HCR Investments, Inc. and has voting and investment control over the securities held by it.

(83) Includes 90,910 shares of common stock issuable upon conversion of our Series A Preferred Stock and 22,728 shares underlying a warrant to purchase shares of our common stock.

(84) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(85) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(86) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(87) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock. Quincy B. Murphy is the President of Quincy Murphy Inc. and has voting and investment control over the securities held by it.

(88) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(89) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(90) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(91) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(92) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(93) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(94) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(95) Includes 90,910 shares of common stock issuable upon conversion of our Series A Preferred Stock and 22,728 shares underlying a warrant to purchase shares of our common stock.

(96) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(97) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(98) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(99) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(100) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 62,040 shares underlying warrants to purchase shares of our common stock. Peter Schiff is the president of Euro Pacific Capital, Inc., a registered broker-dealer.

(101) Includes 21,220 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,305 shares underlying a warrant to purchase shares of our common stock.

(102) Includes 60,610 shares of common stock issuable upon conversion of our Series A Preferred Stock and 15,153 shares underlying a warrant to purchase shares of our common stock.

(103) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(104) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(105) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(106) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(107) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(108) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(109) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(110) Includes 57,580 shares of common stock issuable upon conversion of our Series A Preferred Stock and 14,395 shares underlying a warrant to purchase shares of our common stock.

(111) Includes 75,760 shares of common stock issuable upon conversion of our Series A Preferred Stock and 18,940 shares underlying a warrant to purchase shares of our common stock.

(112) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(113) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(114) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(115) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(116) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(117) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(118) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Louis Ducruet is the President of Proud Foundation and has voting and investment control over the securities held by it.

(119) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(120) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(121) Includes 24,250 shares of common stock issuable upon conversion of our Series A Preferred Stock and 6,063 shares underlying a warrant to purchase shares of our common stock.

(122) Includes 33,340 shares of common stock issuable upon conversion of our Series A Preferred Stock and 8,335 shares underlying a warrant to purchase shares of our common stock.

(123) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(124) Includes 75,760 shares of common stock issuable upon conversion of our Series A Preferred Stock and 18,940 shares underlying a warrant to purchase shares of our common stock. Shidan Taslimi is the President of Taslimi Construction Co. Inc. and has voting and investment control over the securities held by it.

(125) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(126) Includes 21,220 shares of common stock issuable upon conversion of our Series A Preferred Stock and 5,035 shares underlying a warrant to purchase shares of our common stock. Henry R. Wimmersberger and Helen Louis Downing are the General Partners of Henry R. Wimmersberger Family Partners, Ltd. and have voting and investment control over the securities held by it.

(127) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(128) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(129) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(130) Includes 33,340 shares of common stock issuable upon conversion of our Series A Preferred Stock and 8,335 shares underlying a warrant to purchase shares of our common stock.

(131) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(132) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(133) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(134) Includes 3,040 shares of common stock issuable upon conversion of our Series A Preferred Stock and 760 shares underlying a warrant to purchase shares of our common stock.

(135) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(136) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(137) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(138) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(139) Includes 6,070 shares of common stock issuable upon conversion of our Series A Preferred Stock and 1,518 shares underlying a warrant to purchase shares of our common stock. Anthony Ettaro is employed at Euro Pacific Capital, Inc., a registered broker-dealer.

(140) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Helen Erskine is an investment consultant at Euro Pacific Capital, Inc., a registered broker-dealer.

(141) Includes 30,310 shares of common stock issuable upon conversion of our Series A Preferred Stock and 7,578 shares underlying a warrant to purchase shares of our common stock.

(142) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(143) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(144) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock. Wain L. White and Flor S. White are the members of Gramercy 87 LLC and have voting and investment control over the securities held by it.

(145) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(146) Includes 75,760 shares of common stock issuable upon conversion of our Series A Preferred Stock and 18,940 shares underlying a warrant to purchase shares of our common stock.

(147) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(148) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(149) Includes 45,460 shares of common stock issuable upon conversion of our Series A Preferred Stock and 11,365 shares underlying a warrant to purchase shares of our common stock.

(150) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(151) Includes 7,580 shares of common stock issuable upon conversion of our Series A Preferred Stock and 1,895 shares underlying a warrant to purchase shares of our common stock.

(152) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(153) Includes 100,000 shares of common stock issuable upon conversion of our Series A Preferred Stock and 25,000 shares underlying a warrant to purchase shares of our common stock. Stephan C. Pan is the portfolio manager of The USX China Fund and has voting and investment control over the securities held by it.

(154) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(155) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(156) Includes 18,000 shares of common stock issuable upon conversion of our Series A Preferred Stock and 180,000 shares underlying a warrant to purchase shares of our common stock. Mike Licosati is the Managing Partner of Alder Capital Partners I, L.P. and has voting and investment control over the securities held by it.

(157) Includes 15,160 shares of common stock issuable upon conversion of our Series A Preferred Stock and 3,790 shares underlying a warrant to purchase shares of our common stock.

(158) Includes 24,205 shares underlying a warrant to purchase shares of our common stock. Timothy P. Halter is the Chairman of WLT Brothers Holding and has voting and investment control over the securities held by it..

(159) Includes 108,923 shares underlying a warrant to purchase shares of our common stock. James H. Groh is the president and chief executive officer of WLT Brothers Capital, Inc., a registered broker-dealer.

(160) Includes 54,462 shares underlying a warrant to purchase shares of our common stock. William G. McBean is an employee of Euro Pacific Capital, Inc., a registered broker-dealer.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP.

EXPERTS

The consolidated financial statements of the Company as of March 31, 2009 and 2008 and for the years ended March 31, 2009 and 2008 incorporated in this prospectus by reference have been audited by the accounting firm of HLB Hodgson Impey Cheng, an independent registered public accounting firm, and are incorporated in reliance upon their report dated June 30, 2009, given upon such firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information regarding our company and the securities offered by this prospectus, we refer you to the registration statement, including the exhibits thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed June 30, 2009;
  Our Quarterly Report on Form 10-Q filed on August 14, 2009 and November 16, 2009;
  The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8- A filed on August 25, 2009 pursuant to Section 12(b) of the Exchange Act; and
  Our Current Reports on Form 8-K filed on June 12, 2009, June 15, 2009, October 1, 2009 and October 9, 2009.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Colman Cheng, China Nutrifruit Group Limited, 5th Floor, Chuangye Building, Chuangye Plaza, Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone, Daqing, Heilongjiang, People’s Republic of China 163316, telephone: (86) 459-8972870.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investor Relations” section of our website at www.chinanutrifruit.com.

5,284,799 Shares

CHINA NUTRIFRUIT GROUP LIMITED

Common Stock

PROSPECTUS

                , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to be Paid*
SEC Registration Fee	$980
Printing Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$2,000
Total	$27,980

__________
* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daqing, China on December 23, 2009.

CHINA NUTRIFRUIT GROUP LIMITED

By: /s/ Colman Cheng
Colman Cheng
Chief Financial Officer

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 23, 2009.

SIGNATURE	TITLE

/s/ *	Chief Executive Officer, President and Director
Jinglin Shi	(Principal Executive Officer)

/s/ Colman Cheng	Chief Financial Officer
Colman Cheng	(Principal Financial and Accounting Officer)

/s/ *	Chairman and Director
Changjun Yu

/s/ *	Director
Jingfu Li

/s/ *	Director
Tony Chan

/s/ *	Director
William Haus

* By /s/ Colman Cheng
Colman Cheng
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1

Amended and Restated Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on August 14, 2008 [incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 20, 2008].

3.2	Certificate of Designation of Series A Convertible Preferred Stock [incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 1, 2009].

3.3	Amended and Restated Bylaws of the registrant adopted on June 19, 2008 [incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on June 20, 2008]

4.1	Form of Warrant [incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 1, 2009].

5.1*	Opinion of Holland & Hart LLP.

10.1	Form of Securities Purchase Agreement, dated September 30, 2009 [incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 1, 2009].

10.2	Form of Closing Escrow Agreement, dated September 30, 2009 [incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on October 1, 2009].

23.1*	Consent of HLB Hodgson Impey Cheng.

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24	Power of Attorney.**

*Filed herewith.
**Previously filed.